                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No. ______ )

XX    Filed by the Registrant

        Filed by a party other than the Registrant

        Check the appropriate box:

                  Preliminary Proxy Statement
                  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
        XX        Definitive Proxy Statement
                  Definitive Additional Materials
                  Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12

        NATURADE, INC
        (Name of Registrant as Specified In Its Charter)

        --------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 XX     No fee required
        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:

        Fee paid previously with preliminary materials.
        Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1) Amount Previously Paid:
              (2) Form, Schedule or Registration Statement No.:
              (3) Filing Party:
              (4) Dated Filed:

                                 NATURADE, INC.
                                14370 Myford Road
                                Irvine, CA 92606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  July 31, 2000

To the Stockholders of NATURADE, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders of Naturade, Inc. (the "Company"), a Delaware corporation, will be held on July 31, 2000, at 9:00 a.m., Pacific Daylight Time, at the Company's headquarters located at 14370 Myford Road, Irvine, California 92606, for the following purposes:

         (1) To elect five directors to the Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected and have been qualified;

         (2) Amendment of 1998 Incentive Stock Option Plan. To approve an amendment of the 1998 Incentive Stock Option Plan increasing from 575,000 to 850,000 the number of shares of the Company's Common Stock which may be subject to awards granted pursuant thereto; and

         (3) To transact such other business as may properly come before the meeting and any adjournment thereof.

                   The Board of Directors has fixed the close of business on June 16, 2000 as the record date for the purpose of determining stockholders entitled to receive notice of, and to vote at said meeting and at any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE IMMEDIATELY TO INSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING AND TO HELP ASSURE A QUORUM. If you should decide to attend the meeting, you may revoke your proxy and vote in person. Stockholders may revoke any proxies granted hereunder (a) by delivering to the undersigned at the Company's offices at 14370 Myford Road, Irvine, CA 92606 a written notice of such revocation, or (b) by presenting at the meeting a later dated proxy, or
         (c) by attending the meeting and voting in person.

                  The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and stockholders are encouraged to read it in its entirety.

                  As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to stockholders on or about June 29, 2000.


                                            By Order of the Board of Directors


                                            NATURADE, INC.


                                            Bill D. Stewart,
                                            Chief Executive Officer

         Irvine, California
         June 29, 2000

                                 NATURADE, INC.
                                14370 MYFORD ROAD
                            IRVINE, CALIFORNIA 92606

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  to be held on
                                  July 31, 2000

                               GENERAL INFORMATION

         This proxy statement and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Naturade, Inc. (the "Company") for use at the Annual Meeting of Stockholders on July 31, 2000 at 9:00 a.m. California time, at the Company's headquarters located at 14370 Myford Road, Irvine, CA 92606 (the "Annual Meeting"), and at any and all adjournments or postponements thereof. Accompanying this Proxy Statement is a proxy card (the "Proxy") which you may use to indicate your vote on the proposals described in this Proxy Statement. Only stockholders of record (the "Stockholders") on June 16, 2000 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting and any adjournments or postponements thereof. The persons named to serve as proxy holders were selected by the Board of Directors of the Company. A proxy may be revoked at any time prior to its exercise by written notification to the Secretary of the Company. Unless so revoked, proxies in the accompanying form which are properly executed will be noted in accordance with the specification, if any, of the stockholders and, if no specification is made, in favor of the directors, as set forth below, unless authority to vote with respect to any or all nominees is withheld. This proxy statement and the accompanying proxy are being sent to stockholders on or about June 29, 2000.

MATTERS TO BE CONSIDERED

          The matters to be considered and voted upon at the Meeting will be:

          1. Election of Directors. To elect five directors to hold office until the annual meeting of stockholders to be held in 2001 and until their respective successors have been elected and qualified. The following persons are the Board of Directors' nominees for directors:

                                        Lionel P. Boissiere, Jr.
                                        William B. Doyle, Jr.
                                        Derek Hall
                                        Bill D. Stewart
                                        David Weil

         2. Amendment of 1998 Incentive Stock Option Plan. To approve an amendment of the 1998 Incentive Stock Option Plan increasing from 575,000 to 850,000 the number of shares of the Company's Common Stock which may be subject to awards granted pursuant thereto; and

         3. Other Business. To transact such other business as properly may come before the Meeting or at any adjournments or postponements thereof.

COST OF SOLICITATION OF PROXIES

          This solicitation is made by the Company, which will pay the cost of solicitation of these proxies. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to stockholders whose Company stock they hold of record. Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit for proxies. Execution of a proxy card will not in any way affect a stockholder's right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The total estimated cost of the solicitation of Proxies is $ 25,000.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

          The authorized capital of the Company consists of 50,000,000 shares of common stock ("Common Stock"), of which 7,347,389 shares were issued and outstanding on the Record Date, and 2,000,000 shares of Preferred Stock, of which 1,250,024 were issued and outstanding on the Record Date. A majority of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

          Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders.

         The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the candidates receiving the highest number of votes will be elected. Each other proposal described herein requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will be included in the number of shares present at the Meeting for the purpose of determining the presence of a quorum. Accordingly, broker non-votes and abstentions from voting on any matter, other than the election of directors, will have the effect of a vote "AGAINST" such matter.

         Of the shares of Common Stock outstanding on the Record Date, 214,000 shares of Common Stock (or approximately 3% of the issued and outstanding shares of

Common Stock) were owned by directors and executive officers of the Company.

         A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed, cabled or telecopied Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting. Bill D. Stewart and Lawrence J. Batina, the designated proxyholders (the "Proxyholders"), are members of the Company's management.

          If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote for such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominees.

           Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common Stock will be voted "FOR" the election of the Board of Directors' nominees and "FOR" the amendment of the 1998 Incentive Stock Option Plan.

          Recently, the Securities and Exchange Commission (the "SEC") amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal was not submitted to the Company in a reasonable time before the mailing of these proxy materials, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no stockholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

         Health Holdings and Botanicals, LLC. ("Health Holdings"), a California limited liability company controlled by Doyle & Boissiere LLC ("Doyle & Boissiere") and Taishan Holdings, Inc. ("Taishan Holdings"), owns over 50% of the currently outstanding shares of Common Stock. Consequently, the presence of Health Holdings at the Annual Meeting will be sufficient to constitute a quorum. Health Holdings intends to vote its shares of Common Stock in favor of the nominees for the Board of Directors listed in the Proxy Statement. Since the holders of Common Stock do not have cumulative voting rights and since Health Holdings' shares represent more than 50% of the shares to be voted at the meeting, Health Holdings will be able to elect the entire Board of Directors. Health Holdings also intends to vote its shares in favor of ("for") each of the proposals described herein, and Health Holdings' vote will be sufficient to cause adoption of each such proposal.

                        SECURITY OWNERSHIP OF DIRECTORS,
                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

          The following table sets forth information regarding beneficial ownership, as of June 16, 2000, of the Company's Common Stock by each owner of more than 5% of the outstanding Common Stock, by each Director and nominee, by each person named in the Executive Compensation table herein and by officers and Directors of the Company as a group.


Name and Address of                          Amount and Nature              Percent of
Beneficial Owner (1)                         of Beneficial Owner (2)        Class
--------------------                         -----------------------        -----
Lionel P. Boissiere, Jr.                               0 (3)                  0%

William B. Doyle, Jr.                                  0 (3)                  0%

Derek Hall                                           4,000 (4)                0%

Allan Schulman                                      346,545 (5)              2.9%

Bill D. Stewart                                     127,5000 (6)             1.0%

David Weil                                          210,000 (7)              1.7%%

Health Holdings and
Botanicals, LLC.                                  10,664,412 (8)            87.8%
330 Primrose Rd.
5th Floor
Burlingame, CA. 94010

All Executive Officers and Directors
As a Group Consisting of Six Persons               11,030,912 (9)           90.8%

(1) Except as otherwise indicated, the address of each person named in the above table is in care of Naturade, Inc., 14370 Myford Road, Irvine, California 92606.

         (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days are deemed outstanding, while such shares are not deemed for purposes of computing the percentage of ownership of any other person. Unless otherwise indicated, the listed beneficial owner has sole voting and investment power with respect to all shares beneficially owned, subject to community property law where applicable.

         (3) Does not include shares beneficially owned by Health Holdings. See note 8 below.

         (4) Total includes 4,000 shares of Common Stock directly owned.

         (5) Total includes 236,545 shares of Common Stock owned by the Allan and Rita Schulman Family Trust; and 110,000 shares which can be purchased under presently exercisable options.

         (6) Total includes 127,500 shares which can be purchased under presently exercisable options.

         (7) Total includes 90,000 shares of Common Stock solely owned by Mr. Weil and 120,000 shares of Common Stock owned by a company of which Mr. Weil is a 50% owner.

         (8) Total includes 5,064,412 shares owned by Health Holdings; and 600,000 shares which can be purchased by Health Holdings under presently exercisable warrants. In addition, under an existing Credit Agreement with Health Holdings, Health Holdings has loaned $3,750,000 to the Company which is convertible into shares of Common Stock. As of June 16, 2000, the debt was convertible into 5,000,000 share of Common Stock. If this debt had been converted on June 16, 2000, Health Holdings would have owned an aggregate of 10,664,412 shares or 87.8% of the outstanding shares. In addition, Health Holdings owns 1,250,024 shares of the Company's Series A Convertible Preferred Stock which under certain circumstances can become voting securities and/or convertible into shares of Common Stock. Health Holdings is owned by (i) Doyle & Boissiere Fund I, LLC, a Delaware limited liability company and a FINOVA investment alliance (which is managed by Messrs. William B. Doyle, Jr., and Lionel P. Boissiere, Jr., directors of the Company), (ii) Mr. Anders Brag, and
(iii) Taishan Holdings, Inc., a British Virgin Islands corporation (of which Messrs. William S. Doyle, and Anders Brag hold equity interests). Messrs. William B. Doyle, Jr., William S. Doyle, Anders Brag and Lionel P. Boissiere, Jr. each disclaim beneficial ownership of the Company's Securities held by Health Holdings. Mr. William B. Doyle, Jr. is not related to Mr. William S. Doyle.

         (9) Includes shares beneficially owned by Health Holdings; see note 8 above. See notes 4, 6, 7 and 8 above with respect to shares included in this total.

                               EXECUTIVE OFFICERS

         The names and ages of the executive officers of the Company who are not also Directors are as follows:


Name                           Age                  Position                                     Since
Lawrence J. Batina             47          Chief Operating Officer and Chief                     1999
                                           Financial Officer


                        PROPOSAL 1: ELECTION OF DIRECTORS

          The Bylaws of the Company provides that the Board of Directors shall consist of at least three and no more than seven directors, with the number of directors fixed at five. At the Meeting, five directors of the Company (the "Directors") are to be elected to serve until the next annual meeting of stockholders or until their successors are elected and have been qualified. It is intended that the proxies solicited hereby will, unless such proxies direct otherwise, be voted for the election as Directors of the persons listed below. Each of such persons is currently serving as a Director. It is not expected that any of such persons will be unable to serve as a Director, but if any Director is unable to accept election, it is intended that shares represented by the proxies will be voted by the proxy holders for a substitute nominee selected by the Board of Directors. The following persons are nominated for election of
Directors:


                                                                                    First Became
                                                                                    ------------
  Name                        Age               Position                            a Director
  ----                        ---               --------                            ----------
Lionel P. Boissiere, Jr.      42                Director                            1997
William B. Doyle, Jr.         41                Director                            1997
Bill D. Stewart               58                Chief Executive Officer, Director   1998
Derek Hall                    55                Director                            1999
David Weil                    61                Director                            1999

LIONEL P. BOISSIERE, JR. During the past five years, Mr. Boissiere has been an investor and advisor to middle market companies. From 1993 through 1995 he was with Berkeley International Capital Corp., and since 1995 Mr. Boissiere has been a Managing Member of Doyle & Boissiere LLC.

WILLIAM B. DOYLE, JR. Since 1995 Mr. Doyle has served as Managing Member of Doyle & Boissiere LLC. Prior to such time Mr. Doyle was with Berkeley International Capital Corporation. Mr. Doyle is an investor and an advisor to middle market companies.

BILL D. STEWART. Mr. Stewart served from 1989 to 1997 as President of The Thompsons Minwax Company. In that capacity Mr. Stewart effected an increase in Thompsons sales from $20 million to $200 million, led the acquisition of the Red Devil Coatings Co. from Insilco Co., built the Thompsons waterproofing business to a greater than 60% market share, launched the national sales effort for Thompson Exterior Stain, and successfully moved the

Do-It-Yourself business into the mass market sales channel, establishing relationships with Wal*Mart, K-Mart and Target. Mr. Stewart served as Vice President of Sales with Thompsons from 1986 to 1989. Prior to joining Thompsons, Mr. Stewart served for 16 years with Richardson Vicks in various capacities.

DEREK HALL. During the past five years, Mr. Hall has been a senior executive with several companies in the pharmaceuticals, herbal, OTC and supplement products industries including direct sales, mass market, health food and the Internet. Prior to this, Mr. Hall was President/CEO of a leading supplier of raw material products to more than 300 manufacturers in the herbal beverage, and food pharmaceutical industries. Mr. Hall has 26 years experience with a major distributor of pharmaceuticals and OTC products in the world.

DAVID WEIL. Mr. Weil has been an investor and advisor to early stage companies during the past five years. Mr. Weil currently serves as co-CEO of two private companies: Helioasis, Inc., which manufactures and markets digital imaging equipment for the optometry and ophthalmology fields; and CTM Brochure Display, Inc., a company he co-founded 15 years ago, which distributes tourism, entertainment and sports brochures for hotels and occasionally produces Broadway shows. Until June 1998, Mr. Weil also served as co-CEO of Frontline Capital, Inc., a broker-dealer which specialized in working with early stage companies. Mr. Weil originally practiced corporate and tax law for approximately 20 years. Mr. Weil holds engineering and law degrees from Washington University and an LLM degree from New York University.

         Provided a majority of the shares are represented in person or by proxy at the Annual Meeting of Stockholders, thereby constituting a quorum, the five
(5) individuals receiving the largest number of votes for Director (whether or not such votes represent a majority of the shares outstanding), will be elected as Directors of the Company. Stockholders are not entitled to cumulate votes.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                               "FOR" THE NOMINEES.

         None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company and, except as set forth above, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

         BOARD MEETINGS AND COMMITTEES

         During fiscal 1999, the Board of Directors of the Company held thirteen meetings. All Directors attended at least 80 percent of the aggregate number of meetings of the Board.

         The Company's Board of Directors has no standing audit, nominating or compensation committees. However, the Naturade, Inc. 1998 Incentive Stock Option Plan is administered by a committee consisting of two Directors Lionel Boissiere and Derek Hall who are appointed by the Board of Directors.

         COMPENSATION OF DIRECTORS

         Messrs. Boissiere and Doyle receive no Director's fees. All other Directors receive Director's fees paid by the Company at the rate of $1,000 per month, including committee meetings, plus expenses. On October 14, 1999, the Company granted 50,000 options to each of the two new board members Messrs. Hall and Weil at an exercise price of $1.031 which was the closing price of the Company's Common Stock on that day.

         DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION

         The Company has no interlocking relationships involving any of its board members or officers which would be required by the SEC to be reported in this proxy statement and no officer or employee of the Company currently participates in deliberations of the Company's board concerning executive officer compensation.

         OTHER EXECUTIVE COMPENSATION MATTERS

         Omnibus Budget Reconciliation Act Implications for Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's stockholders is not subject to the deduction limit. The Company's 1998 Stock Incentive Plan is intended to qualify so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code. All compensation paid to the Company's employees in fiscal 1999 will be fully deductible. With respect to compensation to be paid to the Company's executive officers in 2000 and in future years, in certain instances such compensation may exceed $1,000,000. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board may approve compensation that is not deductible.

         Summary. The Company believes that the executive compensation philosophy of paying the Company's executive officers by means of base salaries, annual cash bonuses and long-term incentives serves the interests of the Company and its stockholders.

                              CERTAIN TRANSACTIONS

         On March 2, 1998 the Company granted to Bill D. Stewart, pursuant to the Company's 1998 Incentive Stock Option Plan ("Plan"), options to acquire up to 255,000 shares of Common Stock. The purchase price of one share of Common Stock under each such option was approximately four dollars ($4.00) (the average closing bid prices of the shares of Common Stock on the NASDAQ OTC Bulletin Board as quoted by Bloomberg, LP for the five (5) day trading period ending on March 2, 1998). On October 14, 1999, the Board of Directors approved a resolution to reprice the exercise price of these options to 110% of the market price of the Common Stock on October 14, 1999 ($1.134). Such options will vest in four equal portions on each of the first four anniversaries of such date, subject to any limitations on exercise contained in the Plan provided that the term of Mr. Stewart's employment agreement with the Company shall not have ended prior to such anniversary. The dates of this vesting and the number of options vesting are as follows: March 2, 1999: 63,750; March 2, 2000: 63,750; March 2, 2001: 63,750; and March 2, 2002: 63,750. Notwithstanding the foregoing, in the event of any sale (including, without limitation, pursuant to either a tender offer or a merger of the Company which results in the stockholders of the Company holding less than fifty per cent (50%) of the stock of the surviving corporation) of the Company during such term, subject to any limitations on exercise contained in the Plan, all of Mr. Stewart's options not then vested shall immediately vest.

         In April 1999, in accordance with the terms of the Employment Agreement dated March 2, 1998, between the Company and Bill D. Stewart, the Company acquired Mr. Stewart's former residence in Tennessee and canceled the prior advance of $600,000 which was secured by the residence. In July 1999, the Company had the property appraised for $585,000. However, due to the softness in the Tennessee real estate market, the Company reduced the asking price to $499,500. Due to a potential impairment of this asset, the Company established a $175,000 reserve against the value of this asset for the second quarter ended June 30, 1999. In August, the property was sold for $450,000. Closing and other related costs amounted to $39,000. Thus, the Company recorded a loss of $14,000.

         In March 1999, the Company entered into a Finance Agreement (the "Finance Agreement") with Health Holdings and Botanicals, Inc. ("Health Holdings") a majority stockholder of the Company. The Finance Agreement provides that the Company may borrow up to $1.0 million at a per annum interest rate of 8%. The Finance Agreement further provides that for each dollar borrowed, the Company shall issue a warrant ("Warrant") to Health Holdings to purchase three-tenths (0.3) of a share of Common Stock of the Company at an exercise price of $2.125 per share, subject to adjustment. As of June 30, 1999, the Company had issued 300,000 Warrants under the Finance Agreement prior to the Amendment referred to below. The Warrants are exercisable for a period of ten years commencing on the date of grant.

         In June 1999, the Finance Agreement was amended (the "Amendment") to increase the amount of available borrowings to $1.6 million also at an interest rate of 8% per annum. The Amendment further provides that for each dollar borrowed over $1.0 million, the Company shall issue a Warrant to Health Holdings to purchase one-half (0.5) of a share of Common

Stock of the Company at an exercise price of $1.00 per share. Further, the exercise price of the 300,000 Warrants previously issued under the Finance Agreement prior to the Amendment was reset to $1.00 per share, subject to adjustment. As of December 31, 1999, the Company had issued 300,000 Warrants under the Amendment. All borrowings under the Finance Agreement are secured by the assets of the Company. All borrowings made prior to June 1, 1999 were due on March 7, 2000; those made after May 31, 1999 were due May 31, 2000. As of December 31,1999, the Company borrowed $1,600,000 under the Finance Agreement and the Amendment and issued a total of 600,000 Warrants to Health Holdings. The Company recorded the fair value of the warrants issued as a debt discount and amortized this discount over the life of the debt.

         In March 2000, the Company and Health Holdings signed a further Amendment to the Finance Agreement whereby the advances of $1,600,000 plus accrued interest of $23,145 were converted into Common Stock of the Company as provided for in the Agreement. Per the Agreement, the debt was converted at $
 .8125 per share which resulted in 1,997,717 shares of restricted Common Stock being issued to Health Holdings.

          In August 1999, the Company entered into a Credit Agreement (the "Credit Agreement") with Health Holdings. The Credit Agreement provides for advances (the "Advances") of up to $4 million at a per annum interest rate of 8% with a due date of July 31, 2004. As of June 16, 2000, the Company has draw down $3.75 million of this Credit Agreement. The Credit Agreement further provides that any time upon written notice, Health Holdings may convert any portion of the Advances into shares of the Company's Common Stock at a conversion price equal to the lower of $.75 per share or the then fair market value of the Company's Common Stock.

                             EXECUTIVE COMPENSATION

         The following table sets forth, as to the Chief Executive Officer and as to each of the other most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all cash and non-cash compensation awarded, earned or paid for services to the Company in all capacities for each of the three years ended September 30, 1997, September 30, 1998 and December 31, 1999.


Name and Principal      Year                Salary ($)    Bonus ($)     Other Annual        Restricted         Options SARs (#)
Position                                                                Compensation        Stock Award(s)
                                                                                            ($)
Bill D. Stewart, CEO    9/30/97             - 0 -          - 0 -            - 0 -              - 0 -                0
                        9/30/98             117,692       74,700        102,238 (1)         255,000 (3         6,768 (7)
                        10/1-12/31/98       53,846           0                0                  0             4,020 (7)
                        12/3199             200,000          0                0                  0             15,850 (7)

Allan Schulman          9/30/97             192,751       25,366            - 0 -           10,000 (4)         6,833
Former President        9/30/98             182,976          0                0             10,000 (4)         13,969 (8)
                        10/1-12/31/98       48,046           0                0                  0             1,208 (8)
                        12/31/99            139,961          0              - 0 -                0             7,365 (8)

Anthony Roth            9/30/97             - 0 -          - 0 -            - 0 -              - 0 -               0
Former                  9/30/98             110,423       26,613         38,953 (2)         30,000 (5)          745 (9)
Vice-President          10/1-12/31/98       36.346        25,000              0                  0                 0
Domestic Sales          12/31/99            63,017           0                0                  0                 0

Lawrence J              12/31/99            132,692          0                0             100,000 (6)        177 (10)
Batina
CFO/COO

     (1) Such amount includes relocation expenses of $37,102 paid by the Company on behalf of Mr. Stewart.

     (2) Such amount includes relocation expenses of $13,958 and real estate sales expenses of $24,995 paid by the Company on behalf of Mr. Roth.

     (3) Such amount represents stock options which were granted by the Company to Mr. Stewart during fiscal 1998. These options vest over 4 years, expire 7 years from the original initial grant date. Per Board of Directors resolution, these options were repriced on October 14, 1999 to 110% of the fair market value of the Company's common stock on that date.

     (4) Such amount represents stock options which were granted by the Company to Mr. Schulman during the indicated fiscal year. These options vest at the time of grant, expire one year after Mr. Schulman ceases to serve on the Company's Board of Directors, and have an exercise price equal to the average bid price of the Company's Common Stock for the 30 day period ending the December 31st prior to grant.

     (5) Such amount represents stock options which were granted by the Company to Mr. Roth during fiscal 1998. Due to the resignation of this executive officer in May 1999, these options expired in 1999.

     (6) Such amount represents stock options which were granted by the Company to Mr. Batina during fiscal 1999. These options vest over 4 years and expire 7 Years from the initial grant date. Per Board of Directors resolution, these options were repriced on October 14,1999 to 110% of the fair market value of the Company's common stock on that date.

     (7) Such amount represents automobile lease payments and life insurance, respectively, paid on behalf of Mr. Stewart in the following periods:
          $15,000 and $850 for the fiscal year ended December 31, 1999, $3,750 and $270 for the three months ended December 31, 1998 and $6,250 and $536 for the fiscal year ended September 30, 1998.

     (8) Such amount represents automobile lease payments, life insurance premiums and Company contributions to the Company's 401(k) Plan, respectively, paid on behalf of Mr. Schulman in the following periods:
          $3,715, $1,905 and $1,745 for the fiscal year ended December 31, 1999, $474. $734 and $0 for the three months ended December 31, 1998 and $10,692, $1,046 and $2,231 for the fiscal year ended September 30, 1998.

     (9) Such amount represents life insurance premiums paid by the Company on behalf of Mr. Roth for the fiscal year ended September 30, 1998. Mr. Roth resigned from the Company in May 1999.

     (10) Such amount represent Company contributions to the Company's 401(k) plan paid on behalf of Mr. Batina for the fiscal year ended December 31, 1999.

         The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 1999 to the Named Executive Officers. No stock appreciation rights were granted to any Named Executive Officers during fiscal 1999.


                     Options/SAR Grants In Last Fiscal Year
                                                                   Potential Realization Value at Assumed Annual
                                                                 Rates of Stock Price Appreciation for Option Term


                   OPTIONS/SARS         % OF TOTAL            EXERCISE
                   GRANTED (#)          OPTIONS/SARS          OR BASE
NAME                                    GRANTED TO            PRICE
                                        EMPLOYEES             ($/SH)             5% ($)            10%            0%
--------------     --------------       ---------------       ------------     ---------        ----------    ---------
Lawrence J.
Batina                100,000                57.5%               $1.134         $46,165          $107,584         $0
CFO/COO

              (1) Options vest and become exerciseable at the rate of 25% each year beginning on the first anniversary of the grant date.

         The following table sets forth information concerning outstanding options to purchase the Company's Common Stock for the Company's Directors and executive officers on December 31, 1999. No options were exercised by officers or directors during the fiscal year ended December 31, 1999 or the three months ended December 31, 1998.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


Name                       # of Shares Underlying Unexercised Options    Value of Unexercised In-the-Money Options
                           - Exercisable/Unexercisable                   at FY Year-End - Exercisable/Unexercisable

Bill D. Stewart                     63,750/255,000                                    $3,443
Allan Schulman                      110,000/110,000                                   $ 40,770/0
Lawrence  Batina                    0/100,000                                         $0

EMPLOYMENT AGREEMENTS

         On December 12, 1997, the Company entered into a four-year Employment, Consulting and Non-Competition Agreement with Allan Schulman, then its Chief Executive Officer, providing for a base salary of $180,000, $144,000, $115,200, and $92,169, respectively, for the first, second, third and fourth years of such agreement, subject to certain adjustments, a $1,250 per month car allowance, and various other terms and conditions. This agreement was terminated as part of the Health Holdings v. Schulman lawsuit settlement in December 1999.

         The Company and Bill D. Stewart have entered into an employment agreement under which the Company has retained Mr. Stewart as Chief Executive Officer and as a member of the Company's Board of Directors for a period of 48 months beginning March 2, 1998. Under the employment agreement Mr. Stewart receives an annual salary of $200,000 plus a one-time payment of $16,700 upon his purchase of a home in Southern California. The Company also pay agreed to pay Mr. Stewart a bonus of $58,000 with respect to the fiscal year ending September 30, 1998, and the agreement provides that the Company and Mr. Stewart are to use good faith efforts to negotiate criteria respecting his bonus for subsequent years. The Company also agreed to grant to Mr. Stewart, pursuant to the Naturade, Inc. 1998 Incentive Stock Option Plan, options to acquire 255,000 shares of Common Stock. The agreement required the Company to provide and pay for a twenty-year term life insurance policy for Mr. Stewart in the amount of $250,000, as well as certain other benefits and payment of certain expenses. The agreement also required the Company to make a bridge loan of $600,000 to Mr. Stewart for the purpose of purchasing a residence in Southern California, such loan to be at zero interest and secured by a deed of trust. The employment agreement may be terminated by either party. If the agreement is terminated for "Cause" (as defined) by the Company, or by resignation by Mr. Stewart, he is entitled to the compensation then earned and vested prior to the date of termination (excluding any bonus). If the agreement is terminated other than for "Cause" by the Company or by resignation, death or disability by or of Mr. Stewart, he is entitled to (i) the compensation earned by and vested in him prior to the date of termination as provided for in the agreement (including bonus) and the Plan up to that date, and (ii) payment of his salary, average bonus, and continuation of certain benefits through the later of (a) March 2, 2000 or (b) 12 months following termination.

         In February 1999, Mr. Batina entered into an employment agreement with the Company which can be terminated without cause by either party upon 30 days notice. Pursuant to the agreement, Mr. Batina is entitled to a base salary of $150,000 per year and a bonus of up to 30% of his base salary pursuant to the incentive bonus plan. In addition, Mr. Batina has been granted options to purchase up to 100,000 shares of Common Stock, which options vest in equal annual amounts on each of the first four anniversaries of his employment.

         The Company also provides to its employees (including Mr. Stewart and Mr. Batina and the other officers) medical insurance and other customary employee benefits.

                                   PROPOSAL 2
                    AMENDMENT OF THE EMPLOYEE INCENTIVE PLAN

General

         In February, 1998, the Company adopted the 1998 Incentive Stock Option Plan (the "Incentive Plan"). The Incentive Plan currently provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Incentive Plan is to enable the Company to attract, retain and motivate its employees by providing for performance-based benefits.

         The Shareholders will be asked at the Meeting to consider and act upon a proposal to approve an amendment of the Incentive Plan increasing from 575,000 to 850,000 the number of shares of the Company's Common Stock which may be subject to awards granted pursuant thereto. The proposal to amend the Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.

Option Exercises and Holdings

         As of December 31, 1999, under the Incentive Plan there were 510,000 shares of the Company's Common Stock subject to outstanding options, 65,000 shares (subject to adjustment to prevent dilution) available for awards and two directors and executive officers and approximately twenty employees eligible to participate in the Incentive Plan. For information concerning the grant of stock options during fiscal 1999, the exercise of stock options during fiscal 1999 and unexercised stock options held as of December 31, 1999, see "ELECTION OF DIRECTORS--Stock Option Grants" and "ELECTION OF DIRECTORS--Option Exercises and Holdings."

Description of the Plan

         Administration. The Incentive Plan is administered by a committee of the Board of Directors ("Board"), consisting of at least two members who shall be members of the Board. The Committee has the power to construe and interpret the Incentive Plan and, subject to provisions of the Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms and conditions of such award.

         Eligibility. Incentive stock options may be granted under the Incentive Plan only to employees (including directors if they are also employees) of the Company and its subsidiaries.

         No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any subsidiary of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In addition, the aggregate fair market value, determined at the time of the grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000.

         If awards granted under the Incentive Plan expire, are canceled or otherwise terminate without being exercised, the Common Stock not purchased pursuant to the award again becomes available for issuance under the Incentive Plan.

         Terms of options. Stock options which may be granted under the Incentive Plan must qualify as "incentive stock options" within the meaning of
Section 422 of the Code

         Exercise Price; Payment. The exercise of stock options under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant and in some cases as described above may not be less than 110% of fair market value.

         Term. The maximum term of the Incentive Plan is ten years, except that the Board may terminate the Incentive Plan earlier. The term of each individual award will depend upon the written agreement between the Company and the grantee setting forth the terms of the awards.

         Adjustments. If there is any change in the stock subject to the Incentive Plan or subject to any award made under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in kind, stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or otherwise), the Incentive Plan and shares outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the Incentive Plan and the class, number of shares and price per share of stock subject to such outstanding options

         Amendment. The Board may from time to time amend, suspend or discontinue the Incentive Plan; provided, however, that, subject to the provisions of the Incentive Plan, no action of the Board, or any committee thereof, may (a) increase the number of shares reserved for options pursuant to the Incentive Plan without approval of the stockholders of the Company, (b) permit the granting of any incentive option at an option price less than that determined in accordance with the Incentive Plan, (c) permit the granting of incentive options which expire beyond the period provided for in the Incentive Plan, or (d) make any material change in the class of eligible employees as defined in the Incentive Plan.

         Restrictions on Transfer. Under the Incentive Plan, no award shall be transferable by a holder other than by laws of descent and distribution. Option rights shall be exerciseable during the holder's lifetime only by the holder.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                        AMENDMENT OF THE INCENTIVE PLAN.

                            PROPOSALS OF STOCKHOLDERS

          Under certain circumstances, stockholders are entitled to present proposals at stockholders meetings. Any such proposal to be included in the proxy statement for the Company's 2001 annual meeting of stockholders must be submitted by a stockholder prior to February 28, 2001, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal is not submitted to the Company prior to May 15, 2001, the proxies solicited by the Board of Directors for the 2001 annual meeting of the stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2001 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

                           ANNUAL REPORT ON FORM 10-K

     The Company's annual report to stockholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, the Company's independent auditors.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 1999, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO NATURADE, INC., CHIEF FINANCIAL OFFICER, 14370 MYFORD ROAD, CA 92606.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters which will be presented for consideration at the meeting of stockholders other than those referred to in the notice of meeting. If, however, any such matters should come before the meeting, the persons named in the enclosed proxy will vote the shares covered by proxy in accordance with their best judgment.

         STOCKHOLDERS ARE URGED TO IMMEDIATELY SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                             By order of the Board of Directors,



                                             Lawrence J. Batina
                                             Assistant Secretary

Irvine, California
June 29, 2000

Each stockholder whether or not he or she expects to be present in person at the Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                                 NATURADE, INC.
                     PROXY SOLICITED ON BEHALF OF BOARD OF
                        DIRECTORS FOR ANNUAL MEETING OF
                         SHAREHOLDERS ON JULY 31, 2000.

The undersigned hereby constitutes and appoints BILL D. STEWART and LAWRENCE J. BATINA severally, with full power of substitution, attorneys and proxies to the undersigned to represent the undersigned and vote all shares of the Company's Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's headquarters at 14370 Myford Road, Irvine, California 92606, on July 31, 2000, at 9:00 A.M. California time, and at any postponement or adjournment thereof, in the following manner:

1. ELECTION OF DIRECTORS

FOR all nominees listed below           WITHHOLD AUTHORITY to
(except as marked to the con-           vote for the nominees listed
trary below)  / /                       below / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

/ / Lionel P. Boissiere, Jr.            / / Bill D. Stewart

/ / William B. Doyle, Jr.               / / David A. Well

/ / Derek Hall

2. AMENDMENT OF THE EMPLOYEE INCENTIVE PLAN

For / /                          Against / /                       Abstain / /

3. IN ACCORDANCE WITH THEIR BEST JUDGEMENT with respect to any matter which may properly come before the meeting or any postponement or adjournment.

If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held in joint account, each owner should sign. When signing as attorney, trustee, executor, etc., so indicate. If corporation, please sign full corporate name by authorized officer. If partnership, sign in full partnership name by authorized person.

                                          Date:                           , 2000
                                               ---------------------------


                                          Signed:
                                                 -------------------------------


Number of
Shares Held:___________                   Signed:
                                                 -------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.